      As filed with the Securities and Exchange Commission on June 18, 1999.
                     Registration Statement No. 333-________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                THE GEON COMPANY
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            34-1730488
(State or other jurisdiction of                              (I.R.S. employer
  incorporation or organization)                             identification no.)

                                 One Geon Center
                              Avon Lake, Ohio 44012
                    (Address of principal executive offices)

                                THE GEON COMPANY
                          1998 INTERIM STOCK AWARD PLAN
                            (Full title of the plan)

                             ----------------------


                             Gregory L. Rutman, Esq.
                  Vice President, General Counsel and Secretary
                                 One Geon Center
                              Avon Lake, Ohio 44012
                                 (440) 930-1000
          (Name, address, and telephone number, including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed
                                                        Proposed          maximum
                                                        maximum           aggregate
Title of securities to                                  offering price    offering                  Amount of
 be registered                Amount to be registered   per share (2)     price (2)           registration fee (2)
-----------------------------------------------------------------------------------------------------------------------------

Common Stock with a
par value of $.10 each          350,000 shs.(1)         $35.625           $12,468,750               $3,466.31


(1)  Maximum number of shares available for purchase under the Plan.
(2)  Estimated in accordance with Rule 457(c) and 457(h) under the Securities
     Act of 1933, as amended, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on June 14, 1999 of the registrant's Common Stock as reported on the New York Stock Exchange.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (a) the registrant's Annual Report on Form 10-K for the year ended December 31, 1998, (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in subsection (a) above, and (c) a description of the registrant's capital stock set forth in the registrant's Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating that description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the By-Laws of The Geon Company (the "Company"), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or an officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         To the extent that a person who is or was a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The right to indemnification conferred in the By-Laws shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the By-Laws or otherwise.

         Any indemnification under the By-Laws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the By-Laws. Such determination shall be made by (1) the stockholders,
(2) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the matter in respect of which indemnification is sought ("Disinterested Directors"), or (3) (a) even if such quorum is not obtainable, if a quorum of Disinterested Directors so directs or (b) if a Change of Control (as defined in the By-Laws) shall have occurred, by an independent legal counsel in a written opinion, which independent legal counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if a Change of Control shall have occurred, by the claimant.

         The indemnification and advancement of expenses provided by the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the By-Laws, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.           EXHIBITS

         The Exhibits to the Registration Statement are listed in the Exhibit Index on page 7 of this Registration Statement.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section l0(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 31, 1999.

                                THE GEON COMPANY

                                By: /s/ Gregory L. Rutman
                                   -------------------------------------------
                                    Gregory L. Rutman, Vice President, General
                                    Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of May 31, 1999.

Signature                        Title
---------                        -----

/s/ William F. Patient           Chairman of the Board and Director
---------------------------
William F. Patient

/s/ Thomas A. Waltermire         President, Chief Executive Officer and Director
---------------------------      (Principal Executive Officer)
Thomas A. Waltermire

/s/ W. David Wilson              Vice President and Chief Financial Officer
---------------------------      (Principal Financial Officer)
W. David Wilson

/s/ Gregory P. Smith             Controller (Principal Accounting Officer)
---------------------------
Gregory P. Smith

/s/ James K. Baker               Director
---------------------------
James K. Baker

/s/ Gale Duff-Bloom              Director
---------------------------
Gale Duff-Bloom

/s/ J. Douglas Campbell          Director
---------------------------
J. Douglas Campbell

                       (Signatures continued on next page)

                    (Signatures continued from previous page)


/s/ D. Larry Moore                                   Director
---------------------------
D. Larry Moore

/s/ R. Geoffrey P. Styles                            Director
---------------------------
R. Geoffrey P. Styles

/s/ Farah M. Walters                                 Director
---------------------------
Farah M. Walters

                                THE GEON COMPANY

                                INDEX TO EXHIBITS


Exhibit          Description
-------          -----------

4.1              Restated Certificate of Incorporation of the Company filed as
                 Exhibit 3(i) to the Company's Form 10-K Annual Report for the year ended December 31, 1996 and incorporated herein by reference.

4.2 Amended and Restated By-Laws of the Company filed as Exhibit 3b to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.

4.3 Rights Agreement, dated May 28, 1993, between the Company and Bank of New York, as Rights Agent, filed as Exhibit 4.2 to the Company's Form 10-K Annual Report for the year ended December 31, 1996 and incorporated herein by reference.

*23.1            Consent of Ernst & Young LLP.

*23.2            Consent of Arthur Andersen LLP.


-------------
* Filed herewith.





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